21

                 TERMINATION AGREEMENT


     THIS AGREEMENT is made this 14th day of July, 1997 (the "Agreement") by and between THE LIPOSOME
COMPANY, INC., a Delaware corporation, having its principal place of business at One Research Way, Princeton Forrestal Center, Princeton, New Jersey 08540
("Liposome") and PFIZER INC, a Delaware corporation, having its principal office at 235 East 42nd Street, New York, New York, 10017 ("Pfizer Inc") and PFIZER
PHARMACEUTICALS PRODUCTION CORPORATION, formerly known as PFIZER CHEMICAL CORPORATION, a Panamanian corporation that is wholly owned by Pfizer Inc. having a place of business at Ringaskiddy, County Cork, Ireland ("PPPC") (Pfizer Inc and PPPC being collectively referred to herein as "Pfizer").

                       RECITALS

     A.  Pfizer and Liposome are parties to that
certain License and Development Agreement, dated as of Nov. 19, 1990, as amended by letter agreement on December 20, 1990 (the "L&D Agreement"), relating to the development, licensing and marketing of Liposome's proprietary liposomal doxorubicin, TLC D-99 (the
"Product").

     B.  Pfizer and TLC wish to terminate the L&D
Agreement on the terms and conditions set forth herein, and the parties wish the termination of the L&D
Agreement shall proceed in an orderly and amicable fashion, subject to the terms and conditions of this Agreement.

                       AGREEMENT

     NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties contained in this Agreement and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

     A. Termination of L&D Agreement. On the terms and subject to the conditions set forth in this Agreement, Pfizer and Liposome hereby agree that the L&D Agreement is hereby terminated effective as of the date of this Agreement; and each of Pfizer and Liposome, on behalf of themselves and their respective affiliates and assigns, hereby waives and renounces all rights and releases the other (and their respective officers, directors, shareholders, affiliates, employees, agents and representatives) from all claims, liabilities and obligations of any nature whatsoever, in each case whether or not accrued, arising out of or relating to the L&D Agreement, except for obligations under this Agreement and the Debenture referred to in
Section I hereof.  Any obligations under the L&D
Agreement which purport to survive its termination shall be superseded by the obligations set forth in this Agreement. All expenses incurred under the L&D
Agreement up to the date hereof shall be paid as set forth in the L&D Agreement. All capitalized terms not defined in this agreement shall have the meaning assigned to them under the L&D Agreement.

    B. Assignments of Ownership. Pfizer hereby transfers and assigns to Liposome all of Pfizer's rights, title and interest in and to the following: (i) the Data and Dossier as defined in Sections 1.06 and
1.09 of the L&D Agreement, (ii) all information relating to the commercialization, promotion and distribution of the Product developed pursuant to
Article IIA of the Agreement; (iii) all Technical
Information developed by Pfizer in connection with the Development Program, the commercialization or manufacture of Product; (iv) to the extent permissible under applicable law all regulatory filings held by Pfizer for Product; (v) Pfizer's ownership interest in any Licensed Patents in which Pfizer has been assigned a joint interest; and (vi) Pfizer's ownership interest in any clinical supplies of Product which are in Liposome's or a clinical investigator's possession.
Pfizer shall assign all rights and obligations in Pfizer's name under contracts which relate to Human
Clinical Trials or data analysis therefrom for those studies set forth in Section C1, below.

    C.   Transfers by Pfizer.  To effect the
assignments of ownership, Pfizer shall transfer to Liposome within 90 days of the effective date of this Agreement the following in the form in which they exist on the date of transfer:

          1.  the reports, documents and other
materials listed in SCHEDULE A hereto, in the format
(whether printed, on computer diskette or otherwise) set forth in such Schedule, relating to certain studies of the Product completed prior to the date of this Agreement ("Completed Studies"). Such reports, documents and materials shall constitute Liposome confidential information upon such transfer;

          2.  [
                                                 ];

          3.  to the extent permissible under
applicable law the INDs for the Product or NDAs which have been filed in Pfizer's name outside the U.S. or Canada as listed in SCHEDULE B.

     D.   Transfer of Ongoing Studies.

          1. Study #180-301. Pfizer hereby transfers and assigns to Liposome all of Pfizer's rights, title and interest in and to, and Liposome hereby assumes from Pfizer all of Pfizer's liabilities and obligations under, in each case whether or not accrued,[

                                                  ]

         2.   Studies #0589 and #0652.  At no
additional cost to Liposome, Pfizer shall continue to perform its sponsorship obligations relating to the United States Phase III studies Pfizer is conducting of the Product known to the parties hereto as Studies
#0589 and #0652. Pfizer shall promptly undertake to enter into negotiations with a Contract Research
Organization to continue the supervision of such studies, with the purpose of assigning to Liposome all of Pfizer's rights, title and interest in and to such agreement[s]. Liposome shall be permitted to participate in the negotiations and shall cooperate in assisting Pfizer to complete the transaction as quickly as possible. Liposome shall assume all liabilities and obligations under such agreement[s] upon Pfizer's assignment, and upon the successful completion of such assignment, Pfizer shall transfer to Liposome all reports, documentation and other materials, in whatever form, prepared or received in connection with Studies
#0589 and #0652, and shall have no further obligations with respect to such studies. If Liposome refuses to assume such liabilities, Pfizer shall have no further obligations respecting studies #0589 and #0652 other than to transfer to Liposome the study files in the form in which they exist on the date of transfer.

     E. Cooperation and Assistance. For a period of 90 (ninety) days following the date of this Agreement, Pfizer will provide Liposome with reasonable assistance in assuming Pfizer's functions in connection with the studies referred to in Section C of this Agreement.
Such assistance will be provided during normal business hours and upon reasonable notice from Liposome.

     F.  [




                                            ]
G.   [
































































                                                  ]

     H. Issuance of Debentures. For a period of five years from the date hereof Liposome may issue and sell, and, simultaneously with its delivery of the Receipt
(defined below) shall deliver, to Pfizer and Pfizer agrees to purchase from Liposome debentures in the cumulative principal amount of up to $10,000,000.00
(Ten Million United States Dollars) substantially in the form of, and on the terms and conditions set forth in the debenture attached as EXHIBIT A hereto (the
"Debentures"); and immediately upon receipt of such amount in immediately available funds (net of any withholdings or deductions of any kind) in its account number [
                                  ], Liposome shall
acknowledge such receipt by signing and delivering to Pfizer a receipt in a form reasonably acceptable to Pfizer. Liposome covenants and agrees that the proceeds from the sale of the Debentures shall be used exclusively for the continued development of the Product. Liposome's right to issue and sell and Pfizer's obligation to purchase Debentures shall be subject to no Event of Default, as defined under
Section 6 of the Debenture, having occurred. Liposome may not issue additional Debentures after the date on which the U.S. Food and Drug Administration approves an NDA for TLC D-99 (the "Product").

     I.  Representations and Warranties of Liposome.
Liposome hereby represents and warrants to Pfizer that:

          1.  Corporate Organization and Standing.
Liposome is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Liposome has the requisite corporate power to carry on its business as presently conducted and as proposed or contemplated to be conducted in the future and to enter into and carry out the provisions of this Agreement and the transactions contemplated hereby.

          2.  Subsidiaries.  Liposome has the
subsidiaries listed on Schedule C. No subsidiaries have acquired any rights or obligations under the L&D
Agreement.


          3.   Corporate Capitalization.

               a.  Liposome's authorized capital stock
consists of two authorized classes of capital stock, consisting of 60,000,000 shares of common stock, of which 34,415,721 shares are issued and outstanding, and 2,400,000 shares of preferred stock of which no shares are issued or outstanding. All issued and outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable.

               b.  Except as contemplated or set forth
in this Agreement or in Schedule D attached hereto, as of the Closing, there are no outstanding preemptive or other rights, options, warrants, conversion rights or agreements for the purchase or acquisition from Liposome of any shares of its capital stock.

          4.  Authorization.  All corporate action on
the part of Liposome, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by Liposome, the authorization, sale, issuance and delivery of the Debenture (and the common Stock issuable upon conversion of the Debenture, herein defined as the "Conversion Shares") and the performance of all of Liposome's obligations hereunder has been taken and remains in full force and effect; and a true and correct copy of all directors and shareholders resolutions relating to such action is attached hereto as EXHIBIT C. This Agreement, when delivered by Liposome, shall constitute a valid and binding obligation of Liposome, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Debenture, when issued in compliance with the provisions of this Agreement, will be validly issued, and Pfizer will have the rights, preferences and privileges described in the Debenture; the Conversion Shares have been duly and validly reserved and, when issued in compliance with the provisions of the Debenture, will be validly issued, fully paid and nonassessable; and the Conversion Shares will be free of any liens or encumbrances.

          5.   Compliance with Other Instruments.  The
execution, delivery, and performance of and compliance with this Agreement, the Debenture, the Registration
Rights Agreement and the issuance of the Conversion
Shares pursuant to the Debenture, do not and will not conflict with, result in a violation or breach of, or constitute an event of default or potential event of default under, (i) the articles of incorporation, bylaws or any shareholder or Board of Directors resolutions of Liposome, (ii) any material agreement, indebtedness, permit, authorization or concession to which Liposome is a party or by which it or any of its assets are bound, or (iii) any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award; nor will any such action result in the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the Conversion
Shares.

          6.  Compliance with Laws.  No governmental
orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement, the Debenture [or the Registration Rights
Agreement], and the issuance of the Conversion Shares, except as such has been duly and validly obtained or filed.

          7.  Disclosure.  No representation or
warranty by Liposome in this Agreement or in any written statement or certificate furnished or to be furnished to the Pfizer pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          8.  Survival of Representations.  All
representations made by Liposome in or under this Agreement shall be true and accurate as of the date of this Agreement and shall survive until the repayment of all amounts due under the Debenture or, in the event of the issuance of the Conversion Shares, shall survive indefinitely.

    J.   Representations and Warranties of Pfizer.
Pfizer represents and warrants to Liposome that:

          1.  Authorization.  All corporate action on
the part of Pfizer, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by Pfizer and the performance of all of Pfizer's obligations hereunder has been taken and remains in full force and effect.
This Agreement, when delivered by Pfizer, shall constitute a valid and binding obligation of Pfizer, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

          2.   Investment.  Pfizer is acquiring the
Debenture and any Conversion Shares (hereinafter collectively the "Securities") for investment for its own account, and not with a view to, or resale in connection with, any distribution thereof, and it has no present intention of selling or distributing any such Securities. It understands that the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act") by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment as expressed herein.

          3.  Investment Experience.  Pfizer is an
"accredited investor" as that term is defined in Regulation D promulgated by the Securities and Exchange
Commission.

          4.  Previous Investments.  Pfizer is an
investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated herein.

          5.  Risks.  Pfizer understands that an
investment in Liposome involves a high degree of risk and is suitable only for investors who can afford a loss of their entire investment and who have no need for liquidity from their investment.

     K. Restrictive Legends. Each certificate or other written documentation representing any of the Securities which Pfizer is purchasing or may purchase hereunder and any other securities issued upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event (unless no longer required in the opinion of the counsel for Liposome) shall be stamped or otherwise imprinted with legends substantially in the following form:

                    "THE SECURITIES REPRESENTED BY THIS
          CERTIFICATE  HAVE  NOT BEEN REGISTERED  UNDER
          THE  SECURITIES ACT OF 1933, AS  AMENDED,  OR
          QUALIFIED UNDER ANY STATE SECURITIES LAW, AND
          MAY  NOT  BE  SOLD, TRANSFERRED, ASSIGNED  OR
          HYPOTHECATED  UNLESS THERE  IS  AN  EFFECTIVE
          REGISTRATION   STATEMENT   UNDER   SUCH   ACT
          COVERING  SUCH  SECURITIES,  OR  THE   HOLDER
          RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER
          OF   THE   SECURITIES  SATISFACTORY  TO   THE
          CORPORATION,   STATING   THAT   SUCH    SALE,
          TRANSFER,  ASSIGNMENT  OR  HYPOTHECATION   IS
          EXEMPT  FROM THE REGISTRATION AND  PROSPECTUS
          DELIVERY  REQUIREMENTS OF SUCH  ACT  AND  THE
          QUALIFICATION REQUIREMENTS UNDER STATE LAW.".

     L.   Confidentiality

          1.  Definition of Confidential Information.
As used in this Agreement, "Confidential Information" shall mean the terms and provisions of this Agreement, of the L&D Agreement and all other business, financial, technical and other information of a party or its affiliates designated by that party as confidential information, provided, however, that "Confidential
Information" shall not include information that the party receiving any Confidential Information (the
"Receiving Party") can demonstrate to the reasonable satisfaction of the party disclosing its Confidential
Information (the "Disclosing Party") a. was in the possession of the Receiving Party without obligation of confidence to the Disclosing Party before receipt thereof from the Disclosing Party; b. is or has become available to the public without fault of the Receiving
Party; or c. is disclosed to the Receiving Party, without restriction, by a third party. Confidential
Information shall include information disclosed by a Disclosing Party to the Receiving Party during the Term of this Agreement or during the term of the L&D
Agreement, or otherwise subject to the confidentiality provisions (Article VI) of the L&D Agreement.

          2.  Treatment of Confidential Information.
(a) The Receiving Party shall maintain, and shall cause its officers, directors, employees, agents, assigns and any other persons or entities working under its supervision, or at its direction ("Representatives") to maintain, any Confidential Information in confidence and shall not use it for any purpose other than the purposes contemplated by this Agreement. The Receiving
Party may disclose the other party's Confidential
Information only (1) to the Representatives of the Receiving Party who have a need to know such information to accomplish the purposes of this Agreement, or (2) to third parties upon the prior written approval of the Disclosing Party, except in the event that, upon the advice of its outside legal counsel, it is required by law to disclose such information to governmental authorities or in connection with any litigation or proceeding.

          (b) In the event the Receiving Party is
required by law to disclose Confidential Information of the Disclosing Party to governmental agencies or authorities or in connection with any litigation or proceeding, it shall endeavor to limit disclosure to that purpose and shall give the Disclosing Party reasonable written notice of any instance of such a requirement.

          (c)  Notwithstanding the foregoing, the
parties agree that they shall issue a press release in a mutually agreed form describing the termination of the L&D Agreement, and that thereafter all communications concerning the Product shall be the sole responsibility of Liposome and all inquiries concerning the Product shall be referred to Liposome.

          3.  Return of Confidential Information.  At
any time during the term of, and upon termination of, this Agreement, each party, on the written request of the other party, shall deliver to the Disclosing Party any written, printed or other materials embodying
Confidential Information of the Disclosing Party in its possession or in the possession of any of its Representatives; provided, however, that if the Disclosing Party's Confidential Information has been combined with Confidential Information of the Receiving
Party, then the Receiving Party may, at its option, destroy all materials containing the Disclosing Party's
Confidential Information (including all copies thereof).

          4.  Obligated Persons.  The foregoing
obligations of confidentiality shall apply to any Representatives of the parties or their Affiliates and to any other person to whom the parties have delivered copies of, or permitted access to, such Confidential
Information pursuant to this Agreement.

     M.   Miscellaneous.

          1.  Successors and Assigns.  Except as
otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          2.  Entire Agreement.  This Agreement and
the exhibits attached hereto and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between and among the parties with regard to the subjects hereof and thereof. It is understood and acknowledged that Pfizer may assign its rights and obligations under this Agreement to a wholly-owned direct or indirect subsidiary.

          3.   Notice.  Any notice, payment, report or
other communication required or permitted to be given by one party to any other party by this Agreement shall be in writing and either (i) served personally on the other party or parties; (ii) sent by express, registered or certified first class mail, postage prepaid, addressed to the other party or parties at its or their address or addresses as indicated next to their signatures below, or to such other address as any addressee shall have theretofore furnished to the other parties by like notice; (iii) delivered by commercial courier to the other party or parties; or (iv) sent by facsimile with the original sent by U.S. Mail. Such notice shall be deemed received on the second day after transmittal if sent by one day courier together with a transmission of such notice by facsimile if the recipient has the capability to receive a facsimile at its address and if sent by other methods shall be deemed received upon receipt.

          4. Titles and Subtitles. The titles of the Sections and subsections of this Agreement are for the convenience of reference only and are not to be considered in construing this Agreement.

          5.  Counterparts.  This Agreement may be
executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          6.  Severability.  If any portion of this
Agreement is construed to be illegal, invalid or unenforceable, such portion shall be deemed stricken and deleted from this Agreement to the same extent and effect as if it were never incorporated herein, but all other portions shall continue in full force and effect;
provided that such resulting construction of the Agreement does not frustrate the main purpose of the Agreement.

          7. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

          8.  Indemnification for Product Liability.
Liposome shall indemnify, defend and hold Pfizer harmless from and against any and all losses, liabilities, damages, obligations, payments, costs and expenses ("Claims") which are incurred by or rendered against Pfizer at any time and which arise from the clinical testing or use, sale or distribution of Product, except to the extent such Claims are directly attributable to Pfizer's negligence or intentional misconduct; provided, however, that Pfizer shall give
Liposome notice as soon as practicable of any such Claim to which the foregoing provisions apply and that Pfizer shall have the right to participate in any compromise, settlement or defense thereof. Pfizer shall indemnify, defend and hold Liposome harmless from and against any such Claims which arise from the clinical testing of Product under the supervision or sponsorship of Pfizer, except to the extent such claims are directly attributable to Liposome's negligence or intentional misconduct; provided, however, that
Liposome shall give Pfizer notice as soon as practicable of any such Claim to which the foregoing provisions apply and that Liposome shall have the right to participate in any compromise, settlement or defense thereof.

          9. Submission to Jurisdiction. Each of the parties hereby irrevocably and unconditionally agrees to be subject to the jurisdiction of the courts of the State of New York and of the federal courts sitting in the State of New York with respect to any disputes concerning this Agreement and the transactions contemplated hereby.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first written.

The Liposome Company, Inc.       Pfizer Inc
One Research Way                 235 East 42nd Street
Princeton Forrestal Center       New York, NY
10017-5755
Princeton, NJ 08540

By: _/s/ Charles A. Baker________  By: _Paul S.Miller__________
   Name:  Charles A. Baker        Name: Paul S. Miller
   Title: Chairman and CEO        Title:  Sr. V.P.

                                 Pfizer Pharmaceuticals
                                 Production Corporation

                                 By: _/s/ Daniel P. Cronin_____
                                   Name:  Daniel P. Cronin
                                   Title:  Vice President

                                                   EXHIBIT A



          THIS DEBENTURE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING THIS DEBENTURE AND/OR SUCH SECURITIES, OR SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND THE QUALIFICATION REQUIREMENTS UNDER STATE LAW.

                 The Liposome Company, Inc.

             Convertible Subordinated Debenture
                      Due June __, 2007

$xxxxxx                                 [New York, New York]


          FOR VALUE RECEIVED, The Liposome Company, Inc., a Delaware corporation (the "Corporation"), hereby promises to pay to Pfizer Inc, a Delaware corporation, or its successors and permitted assigns ("Holder"), the principal amount of $xxxx, together with interest thereon at the rate provided herein, on the terms set forth below.

     Section 1. Repayment of Principal. Subject to the provisions of Section 6 hereof, the principal amount of this Debenture shall be repaid in twenty (20) equal quarterly installments of $xxxx commencing on the fifth anniversary of the date of the Termination Agreement dated July 14, 1997, between Pfizer and the Corporation; ("Scheduled Payment Dates") provided, however, that Corporation shall repay the entire outstanding principal amount of this Debenture within 180 days after date on which the U.S. Food and Drug Administration approves an NDA for TLC D-99 (the "Product").

     Section 2. Interest. Interest shall accrue on this Debenture on a daily basis at a rate equal to [



                         ].  Interest on this Debenture
shall be payable on the Scheduled Payment Dates, and all interest accruing through the first Scheduled Payment Date shall be paid on such first Scheduled Payment Date, and interest shall be paid on such other date that any part of the principal amount of this Debenture is repaid. Following the occurrence and during the continuance of any Event of Default (as defined below) under this Debenture, including any overdue payment of principal or interest, interest shall accrue on this Debenture at a rate equal to[
].

     Section 3.  Optional Prepayments. Upon not less than
30 days prior written notice, the Corporation may, at its option at any time, prepay the principal amount of this Debenture, in whole (but not in part), without premium or penalty, provided that no such notice may be delivered or prepayment may be made if Pfizer shall have previously delivered to the Corporation notice that it is exercising its Conversion Option (as defined below) pursuant to the provisions of Section 4 hereof. Any such prepayment of principal shall be accompanied by the payment of all accrued and unpaid interest on the amount prepaid to the date of prepayment.

     Section 4.  Conversion.

          a.  Holder's Option to Convert.  All or any
portion of the outstanding principal and accrued interest on this Debenture is convertible at the option of the Holder exercisable at any time and from time to time, into fully paid and nonassessable shares of the Corporation's common stock, par value $__ per share (the "Common Stock"), at the Conversion Price (as defined below) in effect on the date on which the Holder provides the Company with written notice of its election to exercise its right to convert the Debenture, subject to adjustment as provided herein. The "Conversion Price" shall mean the closing sale price for the Common Stock on the applicable date or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, in each case on the principal securities exchange or quotation system on which the Common Stock is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of the Common Stock on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reported service.

          b.   Surrender and Cancellation of Debenture.
Upon written notice of a conversion by the Holder together with delivery of this Debenture to the Corporation or its transfer agent, the applicable amount of outstanding principal and accrued interest on this Debenture shall be converted. The Corporation shall not be obligated to issue certificates evidencing the shares of the securities issuable upon such conversion unless this Debenture is either delivered to the Corporation, or the Holder notifies the Corporation that this Debenture has been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with this Debenture. The Corporation shall, as soon as practicable after such delivery, or such agreement and indemnification, issue and deliver at such office to the Holder of this Debenture, a certificate for the securities to which the Holder shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of closing of the transaction causing conversion or the date of receipt of written notice by the Corporation from the Holder causing conversion. The person entitled to receive the securities issuable upon such conversion shall be treated for all purposes as the record holder or holders of such securities on such date.

          c. Adjustments to Conversion Price. If any capital reorganization or reclassification of the capital stock of the Corporation or any consolidation or merger of the Corporation with another corporation, or the sale of all or a material amount of the Corporation's assets to another corporation shall be effected in such a way that holders of the Corporation's Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for the Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision as reasonably determined in the good faith judgment of the board of directors of the Corporation shall be made whereby the Holder shall thereafter have the right to receive upon the terms and conditions of this Section 4 and in lieu of the shares of the Common Stock to which it is entitled to receive upon the conversion of this Debenture, securities or assets as may be issued or distributable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock to which it entitled to receive upon the conversion of this Debenture had such reorganization, reclassification, consolidation, merger or sale not taken place. The Corporation will not effect any such consolidation, merger or sale unless prior to the consummation thereof the successor corporation, if other than the Corporation, resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument (an execution copy of which shall be delivered to the Holder), the obligation to deliver to the Holder such shares of stock, securities or assets as the Holder may be entitled to receive in accordance with the foregoing provisions.

               D.   Reservation of Shares; etc.  The
Corporation shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Debenture from time to time as such Debenture is presented for conversion.

          The Corporation covenants that all shares of Common Stock which may be issued upon conversion of Debentures will upon issue be fully paid and nonassessable by the Corporation and free from all taxes, liens and charges with respect to the issue thereof.

          The Corporation further covenants that if at any time the Common Stock shall be listed on the Nasdaq Stock
Market or any other national securities exchange or automated quotation system the Corporation will list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common
Stock issuable upon conversion of the Debenture.

     Section 5.  Subordination of Debenture.  The
Corporation covenants, and the Holder by its acceptance of this Debenture likewise covenants and agrees, that the payment of the principal of and interest on this Debenture shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined herein), whether outstanding at the date of this Debenture of thereafter created. Upon any payment by the Corporation, or distribution of assets of the Corporation, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Corporation, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full before any payment is made on account of the principal of or interest on the Debenture. The holders of Senior Indebtedness shall have the right to rely upon this
Section 5.

     The term "Senior Indebtedness" means the principal of, premium, if any, and interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding) payable on or in connection with, indebtedness, obligations and other liabilities for borrowed money ("Indebtedness"), whether outstanding on the date of this Debenture or thereafter created or incurred, unless in the case of any particular Indebtedness the instrument creating or evidencing the same expressly provides that such Indebtedness shall not be senior in right of payment to the Debenture or expressly provides that such Indebtedness is "pari passu" or "junior" to the Debentures.

     Section 6.  Events of Default; Acceleration.

          (a) An "Event of Default" shall occur if:

               (i) the Corporation defaults in the payment of the principal or interest on this Debenture when due and payable pursuant to the terms hereof;

               ii) any representation or warranty made by the Corporation in that certain Termination Agreement dated ___________, 1997 between the Corporation and Pfizer pursuant to which Pfizer purchased this Debenture shall prove to have been incorrect in any material respect when made;

               (iii) the Corporation shall fail to perform or observe any other term, covenant or agreement contained in this Debenture to be performed or observed by it; or

               (iv) the Corporation pursuant to the United
               States Bankruptcy Code or any state
               bankruptcy or insolvency law: (A) commences a voluntary case, consents to the entry of an order for relief against it in an involuntary case or to the appointment of a trustee, receiver or custodian for all or substantially all of its assets or makes a general assignment for the benefit of its creditors; or (B) an involuntary case is commenced against the Corporation in a court of competent jurisdiction and such case is not dismissed within 60 days.

          (b) If any Event of Default occurs and is continuing for a period of sixty (60) days after the Corporation's receipt of written notice of the Event of Default and the circumstances surrounding it, then the Holder may, by written notice to the Corporation, declare the unpaid principal amount of and any accrued interest on this Debenture to be immediately due and payable. If an Event of Default specified in Section 6(a)(iv) above occurs, the unpaid principal amount of and any accrued interest on this Debenture shall be immediately due and payable without any declaration or other act on the part of the Holder. The Holder may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree of a court or governmental agency and if all existing Events of Default (other than nonpayment of principal or interest that has become due solely as a result of the acceleration) have been cured or waived. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

     Section 7. Debenture Confers No Rights As Shareholder. The Holder of this Debenture shall not have any rights as a shareholder of the Corporation with regard to the shares issuable hereunder prior to actual conversion hereunder.

     Section 8.  Waivers.  The Corporation hereby waives
presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor. No delay on the part of Holder in exercising any right hereunder shall operate as a waiver of such right or any other right.

     Section 9. Assignment. The Holder shall not assign this Debenture without the prior written consent of the Corporation which consent shall not be unreasonably withheld; provided, however, that the Holder may assign this Debenture to a whollyowned direct or indirect subsidiary of the Holder.

     Section 10. Applicable Law. This Debenture shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.

                                   THE LIPOSOME COMPANY, INC.


                                   By:__________________________
                                        Name:
                                        Title:
                           SCHEDULE A

[                                                           ]
                           SCHEDULE B

[                                                           ]
                           SCHEDULE C

           SUBSIDIARIES OF THE LIPOSOME COMPANY, INC.

Princeton Liposome Conference, Inc.

The Liposome Manufacturing Company Inc.

Liposome Holdings Inc.

The Liposome Company, Japan, Ltd.

Nichiyu Liposome Co., Ltd. (Joint venture with Nippon Oil and
Fats Corp.)

The Liposome Company Ltd. (U.K.)

Laboratoires Liposome E.U.R.L. (France)

Liposome S.L. (Spain)

Liposome Canada Inc.

Liposome S.r.L. (Italy)

Liposome S.a.r.1 (Switzerland)

Liposome, B.V. (Netherlands)

Liposome PTY LTD. (Australia)

                           SCHEDULE D

                  OPTIONS, WARRANTS AND RIGHTS

Stock Options

     Liposome has several stock option plans available for the issuance of incentive stock options and non-qualified stock options to employees, directors, consultants and advisors. As of December 29, 1996, Liposome had outstanding grants of 4,352,523 shares.

Warrants

     Effective May 15, 1997, Liposome granted to Daniel Tolbert a warrant to purchase 50,000 shares of Common Stock at $24.50 per share.

     Liposome has agreed, in connection with the settlement of litigation with The Regents of the University of Texas and M.D. Anderson Cancer Center, to issue Common Stock to the University having a market value of $255,000 as of July 31, 1997, and to grant to the University warrants to purchase 1,000,000 shares of Common Stock at $15 per share.

Shareholder Rights Plan

     Rights were issued to all holders of Common Stock pursuant to the Shareholder Rights Plan adopted by Liposome's Board of Directors on July 11, 1996.